UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2024 (February 27, 2024)
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Commission File Number: 0-26640

POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		36-3943363
(State or other jurisdiction of		(IRS Employer
incorporation or organization)		Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana	70433-5001
(Address of principal executive offices)		(Zip Code)
(985) 892-5521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 27, 2024, Robert C. Sledd informed the Board of Directors of Pool Corporation (the “Company”) that he will retire as director at the end of his current term in connection with the Company’s 2024 annual meeting of shareholders. Mr. Sledd’s decision to retire was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. The Company is grateful for the many years of service provided by Mr. Sledd, who has served as a director since 1996, and the invaluable contributions he has made to Pool Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Jennifer M. Neil
Jennifer M. Neil
Vice President, Secretary and Chief Legal Officer

Dated: February 28, 2024